EXHIBIT II

POWER OF ATTORNEY

Know by all these presents that the Reporting Persons (as defined below) do hereby make, constitute and appoint Brandon Gardner and Alfred J. Chianese, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as an officer of any corporate or other entity, or in the undersigned’s capacity in a position similar to the foregoing at any entity, in each case, for which the undersigned is otherwise authorized to sign), to execute and deliver such forms, schedules, statements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to: (i) Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.

For purposes hereof, the “Reporting Persons” shall consist of: (i) RPII DK LLC, Raine Partners II LP, Raine Capital LLC, Raine Associates II LP, Raine Management LLC, and The Raine Group LLC (collectively, the “Raine Entities”); (ii) the subsidiaries and affiliates of the Raine Entities, including without limitation investment funds sponsored directly or indirectly by one or more of the Raine Entities; (iii) John S. Salter; (iv) Jeffrey A. Sine; (v) Joseph Ravitch; (vi) Brandon Gardner; and (vii) Deborah Mei.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2020.

RPII DK LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

RAINE PARTNERS II LP

By:	Raine Associates II LP, its general partner

By:	Raine Management LLC, its general partner

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

[Signature Page to Power of Attorney]

RAINE CAPITAL LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

RAINE ASSOCIATES II LP

By:	Raine Management LLC, its general partner

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

RAINE MANAGEMENT LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

THE RAINE GROUP LLC

By:	/s/ Alfred J. Chianese
	Name:	Alfred J. Chianese
	Title:	Vice President

/s/ John S. Salter
John S. Salter

/s/ Jeffrey A. Sine
Jeffrey A. Sine

/s/ Joseph Ravitch
Joseph Ravitch

/s/ Brandon Gardner
Brandon Gardner

/s/ Deborah Mei
Deborah Mei

[Signature Page to Power of Attorney]

Annex A

The name, present principal occupation or employment, and citizenship of each person (collectively, the “Covered Persons”) who may be deemed to exert control over the Reporting Persons are set forth below. The business address of each Covered Person is 65 East 55th Street, 24th Floor, New York, NY 10022.

The Raine Group LLC

Name	Present Principal Occupation or Employment	Citizenship
Joseph Ravitch	Partner and Co-Founder	U.S.

Jeffrey A. Sine	Partner and Co-Founder	U.S.

Brandon Gardner	Partner, Co-Founder, President and Chief Operating Officer	U.S.

John S. Salter	Partner and Co-Founder	U.S.

Deborah Mei	Partner and Co-Founder	U.S.

Alfred J. Chianese	General Counsel and Vice President	U.S.

Joseph Beyrouty	Chief Financial Officer, Management Company and Vice President	U.S.

Irene Willard	Chief Financial Officer, Principal Business and Vice President	U.S.